Exhibit 99.1

J.L. HALSEY REPAYS NOTE AND CANCELS RIGHTS OFFERING

WILMINGTON, DE, February 5, 2007—J.L. Halsey Corporation (OTCBB: JLHY), a leading eMarketing company that provides technology solutions for marketers, announced today that it has repaid the principal and accrued interest under the $10 million promissory note held by LDN Stuyvie Partnership—the company’s largest stockholder—and, citing market conditions, cancelled a previously announced $20 million common stock rights offering.  LDN Stuyvie Partnership is the company’s largest stockholder and is controlled by the company’s Chairman, William Ty Comfort.

The promissory note evidenced a loan from LDN Stuyvie Partnership to fund the company’s acquisitions of ClickTracks Analytics and Hot Banana Software in August 2006.  Concurrently with the issuance of the promissory note, the company and LDN Stuyvie Partnership also entered into a Backstop Agreement whereby LDN Stuyvie Partnership agreed to backstop $10 million of the rights offering.  The Backstop Agreement terminated in accordance with its terms as of January 31, 2007, and the promissory note subsequently became due and payable on February 1, 2007.

As payment for the promissory note, the company issued a total of 12,279,130 shares of common stock to LDN Stuyvie Partnership, valued at $0.85 per share, consisting of 11,764,706 shares as payment of principal and 514,424 shares as payment of accrued interest.

About J.L. Halsey Corporation

J.L. Halsey (OTCBB:JLHY) is a leading eMarketing company that provides technology solutions for marketers at mid-size businesses. Its wholly-owned subsidiaries, Lyris Technologies, EmailLabs, ClickTracks and Hot Banana, provide a suite of best-of-breed tools for management email marketing campaigns end-to-end, publishing and managing Web site content, creating landing pages and optimizing sites based on sophisticated, yet easy-to-use Web analytics. Clients include Nokia, Adobe PalmSource, Johns Hopkins University and Jupitermedia. Please visit www.jlhalsey.com, www.lyris.com, www.emaillabs.com, www.clicktracks.com, www.hotbanana.com and www.sparklist.com.

Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 (PSLRA) that reflect our current views with respect to future events. These forward-looking statements, which may apply to us specifically or the email marketing technology and services industry in general, are made pursuant to the safe harbor provisions of the PSLRA and include estimates and assumptions related to economic, competitive, regulatory, judicial, legislative and other developments, including without limitation statements regarding the plans, expectations, assumptions of future financing transactions are considered forward-looking statements for purposes of the federal securities laws or otherwise and speak only as of the date hereof. These statements can be identified by the fact that they use words such as “anticipate,” “potential,” and terms of similar meaning. As such, these statements are subject to a number of risks and uncertainties. Actual results may be materially different from those expressed or implied by these statements. Factors that could cause or contribute such differences include, but are not limited to, market conditions, the performance of the company and ability to complete a financing transaction. More information about these risks and uncertainties and other risks and uncertainties facing Halsey may be found in the company’s most recent Annual Report on Form 10-K and Quarterly Report on 10-Q and other periodic filings of Halsey with the U.S. Securities and Exchange Commission under the section entitled “Business-Risk Factors.” This section, along with other sections of our reports filed with the Securities and Exchange Commission, describes some, but not all, of the factors that could cause actual results to differ significantly from management’s expectations and have a material adverse effect on the businesses, financial condition and common stock of the company. This list of factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included in our filings with the SEC available at www.sec.gov. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future developments or otherwise. If one or more of these risks or uncertainties materialize, or if our underlying assumptions otherwise prove to be incorrect, our actual results may vary materially from what we project. Any forward-looking statements you read in this press release reflect our views on the date of this press release with respect to future events, and are subject to these and other risks, uncertainties and assumptions relating to our operations, financial condition, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

Contacts:
Richard McDonald
610-688-3305
Director, Investor Relations
Rmcdon8848@earthlink.net

Loren T. McDonald
650-388-3542
Chief Marketing Officer
loren.mcdonald@jlhalsey.com

Neal Rosen
Kalt Rosen & Co.
(415) 397-2686
Rosen@KRC-IR.com